
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in a real estate joint venture. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying audited financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                       1,377,357
<SECURITIES>                                         0
<RECEIVABLES>                                   19,207
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              15,708,254<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  15,641,380<F2>
<TOTAL-LIABILITY-AND-EQUITY>                15,708,254<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,873,153<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               137,999
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,735,154
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,735,154
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,735,154
<EPS-BASIC>                                     9.02<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash ad receivables, total assets include an investment in unconsolidated partnership of $14,311,690.
<F2>Represents partners' capital.
<F3>Liabilites include accounts payable and other liabilities of $66,874.
<F4>Total revenue includes equity in earnings of unconsolidated partnerships of $1,791,853 and other revenue of $81,300.
<F5>Represents net income per Unit of limited partnership interest.

